EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 17, 2000 relating to the financial statements of TM Century, Inc., which appears in TM Century, Inc.'s Report on Form 10-KSB for the year ended September 30, 2000.

KING GRIFFIN & ADAMSON P.C.
__________________________________
King Griffin & Adamson P.C.

Dallas, Texas
July 6, 2001